                                                                       EX-99.p.5
                               CWAM Code of Ethics

                                                        Amended November 20,2007
                                                     (Effective January 2, 2007)

                                                             CWAM Code of Ethics
                                                                Revised 11/20/07

      2.    Restriction on Service as Officer or Director by Covered Persons..11

Part I

                                                             CWAM Code of Ethics
                                                                Revised 11/20/07

                                    Overview

This Code of Ethics (the "Code")  covers a wide range of ethical  conduct with a focus on  obligations  with  respect to  personal  securities  trading.  You are obligated  to comply  with the terms of this  Code,  and thus you are a "Covered
Person" for purposes of this Code, if you have been  notified by the  Compliance
Department ("Compliance") of Columbia Wanger Asset Management ("CWAM") that this
Code applies to you.

You will be notified by  Compliance  that this Code  applies to you if you are a director, officer or employee of CWAM.

Bank  of  America  ("BAC")  associates  who are not  employees  of CWAM  will be notified if this Code applies to them due to their  status as a support  partner of CWAM.

Certain  Covered  Persons,  including but not limited to portfolio  managers and research analysts,  may also be designated by Compliance as "Investment Persons"
and have  heightened  responsibility  under this Code.  Investment  Persons  are obligated  to comply  with all  provisions  of the Code  applicable  to  Covered
Persons and additional  provisions  applicable to Investment Persons. If you are registered with the National  Association of Securities Dealers ("NASD") you may
have   additional   obligations   not  identified  in  this  Code  due  to  such
registration.

If you  believe  you should  have been  notified  by  Compliance  that this Code applies  to you and have not been so  notified,  you are  obligated  to  contact
Compliance.

Certain  provisions of this Code apply to securities  you  beneficially  own, or securities  that you intend to  beneficially  acquire.  Beneficial  Ownership is defined in Appendix A and  includes,  among  other  things,  securities  held by members of your immediate household.

Part I of this Code sets forth certain general principles  relating to the Code.
Part II identifies  certain  prohibited  transactions  and activities.  Part III identifies  your  obligation to pre-clear your personal  security  transactions.
Part IV  identifies  your  reporting  obligations  with respect to your personal securities transactions and holdings. Part V sets forth sanctions for failure to comply with this Code.

The CWAM Code of Ethics Committee (the "Committee") is responsible for enforcing compliance  with  this  Code.  Failure  to comply  with this Code may  result in disciplinary action, including termination of employment.

This  Code is  intended  to  satisfy  the  requirements  of Rule  204A-1  of the
Investment  Advisers  Act of 1940 (the  "Advisers  Act")  and Rule  17j-1 of the
Investment Company Act of 1940 (the "Investment Company Act"). In addition, this
Code is intended to satisfy certain NASD requirements for registered personnel.

Terms used  herein  that are both  capitalized  and bolded  have the meaning set forth in Appendix B.

Part I
                                                             CWAM Code of Ethics
                                                                Revised 11/20/07

                    Part I - Statement of General Principles

Our  relationship  with our Clients is fiduciary in nature.  A fiduciary  has an affirmative duty of care, loyalty,  honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:

o........To act  solely in the best  interests  of Clients  and to make full and fair disclosure of all material facts,  particularly  where CWAM's interest may conflict with those of its Clients;

o    To have a reasonable, independent basis for our investment advice;

o    To ensure that our investment advice is suitable to the Client's investment objectives, needs and circumstances;

o    To refrain from effecting  personal  securities  transactions  inconsistent with our Clients' interests;

o    To obtain best execution for our Clients' securities transactions;

o    To refrain  from  favoring  the  interest of a  particular  Client over the interests of another Client;

o    To  keep  all  information   about  Clients   (including   former  Clients)
     confidential, including the Client's identity, Client's securities holdings information, and other non-public information; and

o    To  exercise a high  degree of care to ensure that  adequate  and  accurate representations and other information is presented.

All  Covered  Persons  are in a  position  of trust and that  position  of trust dictates that you act at all times with the utmost  integrity,  avoid any actual or potential  conflict of interest  (described  below),  and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.

A conflict of interest is any situation  that presents an incentive to act other than in the best  interest of a Client.  A conflict of interest  may arise,  for example, when a Covered Person engages in a transaction that potentially favors:
(i) CWAM's interests over a Client's interest, (ii) an associate's interest over a Client's  interest,  or (iii) one  Client's  interest  over  another  Client's interest.

CWAM has adopted  various  policies  designed to prevent,  or otherwise  manage, conflicts of interest. To effectively manage conflicts of interest,  all Covered
Persons must seek to prevent conflicts of interest,  including the appearance of a conflict.  Covered Persons must be vigilant about circumstances that present a conflict of interest and  immediately  seek assistance from their manager or one of the other resources identified in Part I.D of this Code.

Independence in the investment decision-making process is paramount. All Covered
Persons must avoid  situations that might compromise or call into question their exercise of  independent  judgment in the  interest  of  Clients.  For  example,
Covered  Persons  should  not take  personal  advantage  of  unusual  or limited investment opportunities appropriate for Clients.

The general principles discussed in this section govern all conduct,  regardless of whether or not such conduct is also covered by more  specific  standards  and procedures set forth in other sections of this Code.

A.   Compliance with the Spirit of the Code

The Committee  recognizes that sound,  responsible personal securities investing is an appropriate  activity when trading is not excessive in nature,  when it is conducted  consistent  with the Code and  when it does  not  cause  any  actual, potential or apparent conflict of interest.

The Committee will not tolerate  personal  securities  trading  activity that is inconsistent  with duties to our  Clients or that  injures  the  reputation  and professional  standing  of  our  organization.  Technical  compliance  with  the specific  requirements of this Code will not insulate you from sanction should a review  of your  personal  securities  trades  indicate  breach  of your duty of loyalty to a Client or otherwise pose harm to our organization's reputation.

The Committee has the  authority to grant written  waivers of the  provisions of this Code. It is expected  that this  authority  will be exercised  only in rare instances.

B.   Federal Law Prohibits Fraudulent and Deceptive Acts

All Covered  Persons are  required to comply with all Federal  Securities  Laws, including  but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the
Investment  Company Act and the  anti-fraud  provisions of both the Advisers Act and Investment Company Act.

The  Advisers  Act makes it unlawful  for any  investment  adviser,  directly or indirectly,  to employ any  device,  scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director,  trustee, officer or  employee  of an  investment  adviser of an  investment  company,  as well as certain  other  persons,  in connection  with the purchase or sale,  directly or indirectly,  by  such  person  of a  security  held  or to be  acquired  by  the investment company:

1.   To employ any device, scheme or artifice to defraud the fund;

2.   To make to the fund any  untrue  statement  of a  material  fact or omit to state to the fund a material fact necessary in order to make the statements made,  in  light of the  circumstances  under  which  they  are  made,  not misleading;

3.   To engage in any act,  practice,  or course of business  which  operates or would operate as a fraud or deceit upon the fund; or

4.   To engage in any manipulative practice with respect to the fund.

C.   Compliance with other CWAM and BAC Policies

Compliance with this Code is in addition to your obligation to comply with other
CWAM and BAC policies that may be applicable to you.

All Covered Persons who maintain personal  investment  accounts must comply with the Bank of America Global Wealth and Investment Management Associate Designated
Brokerage  Account  Policy.  Unless an exception has been  granted,  that policy requires  Covered  Persons  to  maintain  their  current  and any new  Associate
Accounts  with Banc of  America  Investment  Services,  Inc.  ("BAI") or Merrill
Lynch. The policy is available on the CWAM intranet.

Covered Persons are subject to additional policies, including but not limited to the following (also set forth in Appendix C):

o    CWAM Statement of Operations and Supervisory Procedures Manual

o    CWAM Information Wall Policy

o    CWAM Misuses of Material Nonpublic Information Policy

o    CWAM Portfolio Holdings Disclosure Policy

o    Bank of America  Corporation  Code of Ethics and General  Policy on Insider
     Trading

o    Bank of America  Policy on Excessive  Trading and Market Timing in the Bank
     of America Retirement Plans

o    Bank  of  America  Global  Wealth  and  Investment   Management  Gifts  and
     Hospitality Policy

D.   Contacts for Questions and Reporting Violations of this Code

Each Covered  Person must promptly  report any conduct that he or she reasonably believes  constitutes or may constitute a violation of the Code. Covered Persons must  promptly  report all  relevant  facts and  circumstances  relating to such potential  violation of the Code to either the Chief Compliance  Officer ("CCO";
currently,  Joe LaPalm at 312-634-9829) or the Ethics and Compliance Helpline at
1-888-411-1744  (domestic)  or  1-770-623-6334  (international).  If you wish to remain  anonymous,  you may simply refer to yourself as a "BAC  Associate."  You will not be  retaliated  against  for  reporting  information  in good  faith in accordance with this policy.

All  questions,  comments or concerns  may be directed to Columbia  Management's
Ombudsperson (currently, Kevin V. Wasp at 212-893-7246).

In  addition,  if you have  any  questions  relating  to a  personal  securities transaction,  you  may  call  Compliance  directly  or  send  an  email  to  "DG
227w-Compliance  Dept" and if you have any questions relating to the conflict of interest provisions of this Code, you may contact Joe LaPalm at 312-634-9829.

E.   Training and Education

Training on this Code will occur periodically.  All Covered Persons are required to attend all assigned training sessions and read any applicable materials.

                Part II - Prohibited Transactions and Activities

Part II of the Code  focuses  on  personal  securities  trading  and  identifies certain prohibited  transactions and activities.  In the event there is a stated
exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any
requirement   to  pre-clear  (see  Part  III)  and  report  (see  Part  IV)  the transaction.

A.   Prohibited Transactions in Mutual Funds

1.   Short-Term Trading Prohibition.

No Covered Person may engage in the purchase and subsequent  sale or exchange of the same class of shares of a Reportable  Fund (an open-end  mutual fund managed by Bank of America or its  subsidiaries,  except for money market and short-term bond funds,  as listed in Appendix  D) within 60 calendar  days of one  another.
Funds held in a Bank of America 401(k) account or other retirement plan shall be subject to the short-term  trading  prohibitions of that plan.  Therefore,  if a
Covered  Person  purchases  shares of a  Reportable  Fund  outside  of a Bank of
America retirement plan, he or she will not be permitted to sell or exchange any shares of that fund,  including  shares  previously  purchased,  for at least 60 calendar days. The CCO has the authority to grant exceptions to the requirements of this section;  however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances.

2.   Late Trading Prohibition.

Late Trading of mutual funds,  wherein an order for mutual fund shares is placed after the fund is closed  for the day and the  transaction  is priced  using the closing  price for that day, is illegal.  No Covered  Person shall engage in any such Late  Trading  transaction  in mutual  fund  shares.  In  addition to being illegal,  Late  Trading  presents a conflict  of  interest  and a  violation  of fiduciary duty.

3.   Market Timing Prohibition.

No Covered  Person shall  engage in mutual fund Market  Timing  activities.  The
Committee believes that the interests of a mutual fund's long-term  shareholders and the  ability of a mutual  fund to manage its  investments  may be  adversely affected  when fund  shares are  repeatedly  bought,  sold or  exchanged  by any individual  or  entity  within  short  periods  of  time to  take  advantage  of short-term  differentials in the net asset values of such funds.  This practice, known as Market  Timing can occur in direct  purchases  and sales of mutual fund shares,  through rapid  reallocation of funds held in a 401(k) plan or similarly structured  retirement plan or other accounts invested in mutual fund assets, or through the rapid  reallocation  of funds held in variable  annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code,  mutual fund Market  Timing  presents a conflict of interest and is a violation of fiduciary duty.

B.   Prohibited Transactions in Reportable Securities

1.   Client Conflict.

No Covered Person shall purchase or sell, directly or indirectly, any Reportable
Security (all corporate securities, Closed-end Funds, and exchange traded funds, further  defined in  Appendix  B) in which such person had, or by reason of such transaction  acquires,  any direct or indirect Beneficial Ownership when, at the time of such  purchase or sale,  the Covered  Person knew, or should have known, that the same class of security:

o    is the subject of an open buy or sell order for a Client Account; or

o    is Being Considered for Purchase or Sale by a Client Account.

2.   Fourteen Calendar Day Blackout Period.

No Covered Person shall purchase or sell any Reportable Security within a period of seven  calendar  days before or after a purchase or sale of the same class of security by a Client  Account.  The spirit of this Code requires that no Covered
Person  intentionally  delay trades on behalf of a Client  Account so that their own personal trades avoid falling within the fourteen day blackout period.

3.   IPOs and Limited Offerings.

No Covered Person shall acquire Beneficial  Ownership of securities in an IPO or
Limited  Offering  except with the prior  written  approval of the CCO.  Covered
Persons  registered  with  the  NASD  are  prohibited  from  investing  in IPOs.
Investment  Persons  may  invest  in IPOs  but  are  subject  to the  additional restrictions outlined in Part II.D.1, below. In approving such acquisition,  the
CCO must determine that the  acquisition  does not conflict with the Code or its underlying  policies,  that the  investment  opportunity  could not  instead  be reserved  for  Clients,  and that the  opportunity  has not been  offered to the
Covered  Person  because  of the  Covered  Person's  relationship  with BAC or a
Client. The CCO may approve acquisition under certain circumstances, such as:

o    An opportunity  to acquire  securities of an insurance  company  converting from a mutual ownership structure to a stockholder ownership structure,  if the Covered  Person's  ownership of an insurance  policy  issued by the IPO company  or  an  affiliate  of  the  IPO  company  conveys  the  investment opportunity;

o    An opportunity resulting from the Covered Person's  pre-existing  ownership of an  interest  in the IPO  company  or status of an  investor  in the IPO company; or

o    An  opportunity  made  available  to  the  Covered   Person's  spouse,   in
     circumstances   permitting   the  CCO  reasonably  to  determine  that  the
     opportunity  is being made  available  for  reasons  other than the Covered
     Person's relationship with BAC or its Clients (for example,  because of the spouse's employment).

4.   Short-Term Trading (60 Calendar Days).

No Covered  Person may profit  from any  purchase  and sale of the same class of
Reportable  Security  within  any  period  of 60  calendar  days or less.  Note, regarding this restriction, that:

     (a)  The 60 calendar day  restriction  period  commences  the day after the purchase of any Reportable Security.

     (b)  The 60-day  restriction  applies on a "last in, first out basis." As a result, a Covered Person (or Family/Household  Member) may not buy and
          sell the same class of Reportable  Security within 60 days even though the specific  shares or other  securities  involved may have been held longer  than 60 days,  when  doing so will  result  in a profit to the
          Covered Person.

     (c)  Purchase and sale  transactions  in the same  security  within 60 days that  result  in a loss to the  Covered  Person  (or  Family/Household
          Member) are not restricted.

     (d)  The 60-day  restriction  does not apply to the  exercise of options to purchase  shares of BAC stock  and the  immediate  sale of the same or
          identical   shares,    including    so-called    "cashless   exercise"
          transactions.

     (e)  Strategies  involving corporate securities options with expirations of less than 60 days may result in violations of the  short-term  trading ban.

     (f)  Involuntary  transactions that are the result of unforeseen  corporate activity occurring within 60 days of purchase are not restricted.

     (g)  Exceptions to the short-term  trading ban may be requested in writing, addressed  to the CCO,  in  advance of a trade and will  generally  be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.  Circumstances that could provide the basis for an exception from short-term  trading  restriction  might  include,  for example,  among others:

o    the disclosure of a previously nonpublic,  material corporate,  economic or political  event or activity  that could cause a reasonable  person in like circumstances  to  sell  a  security  even  if  originally  purchased  as a long-term investment; or

o    the Covered Person's  economic  circumstances  materially  change in such a manner that  enforcement of the short-term  trading ban would result in the
     Covered  Person  being  subjected  to an  avoidable,  inequitable  economic hardship.

o    An irrevocable charitable gift of securities provided no abuse is intended.

5.   Selling Short and Transactions Involving Certain Derivatives

No Covered Person may sell short any  Reportable  Security;  provided,  however, that Covered  Persons may sell short against  broad market  indexes and "against the box."

No Covered Person may write a "naked" call option on any Reportable  Security or purchase  a put  option on any  Reportable  Security;  provided,  however,  that
Covered Persons may write a covered call or buy a protective put on a Reportable
Security.

6.   Bank of America Closed-end Funds.

No Covered  Person  shall  acquire  Beneficial  Ownership of  securities  of any
Closed-end  Fund  advised  by BAC  except  with the prior  written  approval  of
Compliance.

7.   Excessive Trading.

Covered Persons are strongly  discouraged from engaging in excessive trading for their personal  accounts.  Trading activity of Covered Persons that, by the sole
determination  of  management,   interferes  with  daily   responsibilities   is
prohibited.  Covered  persons who are warned of excessive  trading by Compliance must  appropriately  reduce trading  activity or will be subject to disciplinary action.

C.   Other Prohibitions

1.   Disclosure of Nonpublic Information.

Covered  Persons are prohibited  from  disclosing to persons outside of CWAM any material nonpublic information about any Client, the securities investments made on behalf of a Client,  information about contemplated securities  transactions,
or  information  regarding  our  trading  strategies,   except  as  required  to
effectuate securities transactions on behalf of a Client or for other legitimate business purposes.  Disclosure of nonpublic information is a breach of fiduciary duty.

2.   Restriction on Service as Officer or Director by Covered Persons.

Covered  Persons are  prohibited  from  serving as an officer or director of any publicly  traded  company,  other  than  Bank  of  America  Corporation  or  its affiliates,  absent prior authorization from Compliance based on a determination that the board  service  would not be  inconsistent  with the  interests  of any
Client.  A Covered Person serving as a director or officer of a private  company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.   Participation in Investment Clubs.

Covered Persons (including with respect to assets that are beneficially owned by the Covered Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance, subject to such terms and conditions as Compliance may determine to impose. Investment Persons may not begin participation in private investment clubs or other similar groups.

4.   Additional Restrictions for Specific Sub-Groups.

Specific   sub-groups  in  the   organization   may  be  subject  to  additional
restrictions,  as  determined  by  Compliance.  Compliance  shall keep  separate applicable procedures and communicate accordingly to these groups.

D.   Additional Trading Restrictions Applicable to Investment Persons

1.   IPOs and Limited Offerings.

All Investment  Persons are required to obtain written manager  pre-approval for personal investments in IPOs and Limited Offerings.  This means you are required to  obtain  approval  from  your  immediate  manager  or their  designee.  After obtaining manager pre-approval, Investment Persons must obtain pre-approval from the CCO.

Investment  Persons who have been authorized to acquire  securities in a Limited
Offering  are required to disclose  that  investment  to their  manager when the
Investment  Person plays a role in any Client's  subsequent  consideration of an investment  in the  issuer.  In such  circumstances,  the  decision  to purchase securities  of the  issuer  for the  Client  should be made  either  by  another employee  or,  at a  minimum,  should be  subject  to an  independent  review by investment personnel with no personal interest in the issuer.

2.   Client Account Priority

The Funds and Client  Accounts  under  management  shall be given  priority when investment  opportunities arise. Portfolio Managers and Analysts may not execute transactions for their personal accounts without first  determining  whether the transaction is appropriate for a Fund or Client Account.

Analysts at CWAM are assigned  industry  coverage areas.  Portfolio  Managers at
CWAM  are  also  assigned   coverage   areas,   in  addition  to  their  overall
responsibility  for  Funds and  Client  Accounts.  All  Portfolio  Managers  and
Analysts must comply with the pre-clearance  and reporting  restrictions of this
Code, and are, in addition, subject to the following restrictions. A security is
"followed  by CWAM" for  purposes of this  Section if it has been  entered  into
CWAM's Equity Research Data Base.

3.   Trade Restrictions Pertaining to Portfolio Managers

     (a)  Purchases

          i.   Portfolio  Managers may not purchase any securities owned by CWAM and within the coverage area of that  Portfolio  Manager,  or not within the coverage  area of that  Portfolio  Manager but held by the Funds or Client Accounts managed by the Portfolio Manager.

          ii.  Portfolio Managers may not purchase  securities  followed by CWAM and within the coverage area of that Portfolio Manager.

          iii.Portfolio  Managers may not  purchase any security  that is within the  investment  parameters  established  by the  Funds or Client
               Accounts managed by the Portfolio Manager UNLESS:

o    It is outside the Portfolio Manager's coverage area;

o    The Analyst  responsible  for that coverage  area  declines the  investment opportunity  on  behalf of the Funds and  Client  Accounts  advised  by the
     Portfolio Manager; and

o    The Analyst's conclusion is provided in writing to Compliance in advance of the transaction.

     (b)  Sales

          Absent a showing of hardship or other extraordinary  circumstances,  a
          Portfolio  Manager who owns a security that is later  purchased by the
          Fund or Client Accounts advised by that Portfolio Manager may not sell that security unless and until the Fund or Client Accounts  completely dispose of that security.

4.   Trade Restrictions Pertaining to Analysts

     (a)  Purchases

          i.   Analysts  may not purchase  any  security  within their  coverage areas that is owned by the Funds or Client Accounts.

          ii.  Analysts  may not purchase  any  security  within their  coverage areas that is followed by CWAM.

          iii. Analysts  may not purchase  any  security  within their  coverage areas UNLESS:

o    The investment is inappropriate  for Funds or Client Accounts because it is not within their investment parameters or is otherwise unsuitable;

o    The purchase is approved in advance and in writing by the CIO based on that person's independent decision to decline the investment  opportunity on the basis that the security is inappropriate  for Funds or Client Accounts,  or is otherwise unsuitable; and

o    The Chief  Investment  Officer's  conclusion  is  provided  in  writing  to
     Compliance in advance of the transaction.

     (b)  Sales

          Absent a showing of hardship or other extraordinary circumstances,  an
          Analyst who owns a security  within his or her  coverage  area that is later  purchased  by the Fund or  Client  Accounts  may not sell  that security  unless  and  until the Fund or  Client  Accounts  completely dispose of that security.

5.   Gifts

Notwithstanding  the  restrictions  above,  an  Investment  Person  may  make an irrevocable gift of securities to a charitable  organization,  provided any such gift is first approved by Compliance.

E.   Exemptions

The following  transactions are exempt from the  prohibitions  contained in this
Part II:

o    Transactions  effected pursuant to an Automatic  Investment Plan. Note this does not include  transactions  that override or otherwise  depart from the pre-determined schedule or allocation features of the investment plan.

o    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

o    Transactions  that are involuntary on the part of the Covered Person (e.g., stock splits and automatic conversions including  redemptions,  mergers and acquisitions).

o    Transactions effected in any account in which the Covered Person may have a beneficial  interest,  but no direct or  indirect  Influence  or Control of investment  or  trading  activity,  such as a blind  trust  or  third-party advised discretionary  account.  Accounts managed by another Covered Person do not qualify for this exemption.

o    Securities issued by BAC; provided,  however,  that this exemption does not apply to BAC securities purchased in a Limited Offering. BAC securities are subject to the short-term trading provisions of this Code and the standards of conduct and  liability  discussed  in the Bank of America  Corporation's
     General Policy on Insider Trading.

o    Such  other  transactions  as the  Committee  shall  approve  in their sole discretion,  provided that Compliance shall find that such transactions are consistent  with the  Statement  of  General  Principles  of this  Code and applicable  law. The Committee  shall maintain a record of the approval and will communicate to the Covered Person's manager(s). o

                    Part III - Pre-Clearance of Transactions

A.   General Requirement to Pre-clear

Covered  Persons must pre-clear all  transactions,  except as exempted below, in
Reportable  Securities  in which they  have,  or intend to  acquire,  Beneficial
Ownership.  In addition,  Covered  Persons must  pre-clear  all  redemptions  or exchanges of Reportable Funds.

B.       Procedures

In order to pre-clear a transaction, Covered Persons shall email CWAM Compliance with the request,  specifying  the Reportable  Security or Reportable  Fund, and
shall  not  effect  a trade  until  approval  is  granted  by  CWAM  Compliance.
Pre-clearance  approvals  are  valid  until  3:00 pm  central  time of the  next business day after approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid until 3:00 pm central time Wednesday.

C.       Exemptions

The following transactions are exempt from the pre-clearance requirement:

o    Transactions in BAC Retirement Plans.

o    Transactions  in  Company-Directed  401(k) Plans (provided they do not hold
     Reportable Funds or Reportable Securities).

o    Transactions   in  municipal   securities  and  foreign   government   debt
     obligations.

o    Opening a 529 Plan, or transactions in 529 Plans.

o    Transactions  by Covered  Persons on leave that do not have home  access to
     CWAM's data;  provided,  however,  that  transactions by Covered Persons on leave with home access are not exempt from the pre-clearance requirements.

o    Transactions effected in any account in which the Covered Person may have a beneficial  interest,  but no direct or  indirect  Influence  or Control of investment  or  trading  activity,  such as a blind  trust  or  third-party advised discretionary  account.  Accounts managed by another Covered Person do not qualify for this exemption.

o    Transactions  effected pursuant to an Automatic  Investment Plan. Note this does not include  transactions  that override or otherwise  depart from the pre-determined schedule or allocation features of the investment plan.

o    Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

o    Transactions  that are involuntary on the part of the Covered Person (e.g., stock splits, automatic conversions).

o    Securities issued by BAC.

o    Such  other  transactions  as the  Committee  shall  approve  in their sole discretion,  provided that Compliance shall find that such transactions are consistent  with the  Statement  of  General  Principles  of this  Code and applicable  law. The Committee  shall maintain a record of the approval and will communicate to the Covered Person's manager(s).

               Part IV - Administration and Reporting Requirements

A.   Annual Code Coverage Acknowledgment and Compliance Certification

All Covered Persons will annually furnish  acknowledgment of coverage (including
Family/Household  Members) under,  and  certification  of compliance  with, this
Code.  Copies of this Code and any  amendments  to the Code are  required  to be provided to all Covered  Persons.  All Covered  Persons are  required to provide acknowledgment of their receipt of the Code and any amendments.

B.   Reporting Requirements for Covered Persons

You must report holdings of you and your Family/Household  Members of Reportable
Securities and Reportable Funds.

You must also report accounts in which you or any  Family/Household  Member have direct or indirect  ownership  interest  that are capable of holding  Reportable
Securities  or  Reportable  Funds,   including   accounts  such  as  those  with
broker-dealers,  banks,  fund  companies  and insurance  companies  ("Investment
Accounts"),  as well as 529 Plans. Therefore, even if an Investment Account does not  currently  contain  Reportable  Securities  or  Reportable  Funds,  you are
obligated  to report  the  existence  of such  Investment  Account if it has the capacity to hold such securities.

The  information you report  regarding your Investment  Accounts and holdings of
Reportable  Securities and  Reportable  Funds must not be more than 45 days old.
Such reporting is required as follows:

o    By the 10th calendar day after becoming a Covered  Person,  you must report such holdings,  acknowledge  that you have read and  understand  this Code, that you  understand  that it applies  to you and to your  Family/Household
     Members and that you  understand  that you are a Covered  Person  (and,  if applicable, an Investment Person) under the Code (Form A).

o    By the 25th  calendar day following  the end of the calendar  quarter,  all
     Covered  Persons are required to provide  Compliance with a report of their
     Investment  Accounts  (including  Investment  Accounts  opened  during  the
     quarter)  and  all  transactions,   whether  automatic  or  voluntary,   in
     Reportable Securities and Reportable Funds during the quarter (Form B).

o    By the 25th  calendar  day  after  the end of the  calendar  year,  Covered
     Persons are required to provide Compliance with a detailed annual report of their holdings of any Reportable Securities and Reportable Funds (Form C).

     Each Covered Person shall cause every  broker-dealer or investment services provider  with  whom  he or she  (or a  Family/Household  Member)  maintains  an
Investment   Account  to  provide  duplicate   periodic   statements  and  trade
confirmations  to Compliance for all accounts  holding or transacting  trades in
Reportable   Securities  or  Reportable  Funds.  All  duplicate  statements  and confirmations should be sent to the following address:

                  Compliance Department
                  Columbia Wanger Asset Management
                  227 W. Monroe Street, Suite 3000
                  Chicago, IL 60606

C.   Exceptions from the above Reporting Requirements

The  designation  of any Covered  Person on an official leave of absence will be reviewed  by the  CCO to  determine  whether  the  individual  should  still  be considered a Covered Person.  The CCO will consider  factors such as whether the employee  continues to have password  access to electronic  firm and client data and whether the employee  continues to be in contact with other Covered  Persons at the firm. If the CCO determines the individual is not a Covered  Person,  the individual will be exempt from the above reporting  requirements while on leave.
However,  any Covered  Person on an official  leave of absence  with such access will be responsible for the above reporting.

The  following  Investment  Accounts do not need to be reported,  and  therefore transactions within these accounts also do not need to be reported:

o    BAC Retirement Plans

o    Company-Directed 401(k) Plans (provided they are not capable of holding any
     Reportable Funds or Reportable Securities)

o    Accounts  in  which a  Covered  Person  has  Beneficial  Ownership  but not
     investment  discretion,  Influence  or  Control,  such as a blind  trust or third-party  advised  discretionary  account.  Accounts  managed by another
     Covered Person do not qualify for this exemption.

D.   Code Administration

The  Committee  has charged  Compliance  with the  responsibility  of day-to-day administration  of this Code.  Compliance will quarterly  provide reports to the
Committee that will include all material violations noted during the period. The
quarterly  report  will  include  associate  name,  job  title,   manager  name,
description of the violation, and a record of any recommended sanction.

The CCO shall report any relevant  issues to the respective  Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the  Investment  Company Act and such fund's code of ethics.

                      Part V - Penalties for Non-Compliance

Upon  discovering  a  violation  of the Code,  Compliance  shall  take  whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal,  etc.).  Following those corrective efforts, the
Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate.  The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher  punishment.  It is important to note that violations of the Code may occur without  employee  fault (e.g.,  despite  pre-clearance).  In those cases,  punitive action may not be warranted,  although remedial steps may still be necessary.  Violations of the Code include,  but are not limited to the following:

o    Execution of a personal securities transaction without pre-clearance;

o    Execution of a personal  securities  transaction  with  pre-clearance,  but
     Client account  activity in the same issuer occurs within seven days of the employee's personal securities transaction;

o    Execution of a personal securities transaction after being denied approval;

o    Profiting  from  short-term  trading of Reportable  Securities (60 calendar days);

o    Trading Reportable Funds in violation of the 60 day restriction;

o    Failure to disclose the opening or existence of an Investment Account;

o    Failure to obtain  prior  approval  of a purchase  of an IPO or shares in a
     Limited Offering; and

o    Failure  to  timely  complete  and  return  periodic   certifications   and
     acknowledgments.

The  Committee  will  consider  the  specific  facts  and  circumstances  of any violations and will determine  appropriate  sanctions.  Factors to be considered during any review would include but are not limited to:

o    Whether the act or omission was intentional or voluntary;

o    Whether mitigating or aggravating factors existed;

o    The person's history or prior violations of the Code;

o    The person's cooperation,  acknowledgment of transgression and demonstrable remorse;

o    The person's position within the firm (i.e., whether the employee is deemed to be a Covered Person or Investment Person);

o    Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

o    Whether  the person was aware of any  information  concerning  an actual or contemplated investment in that same issuer for any Client account; and

o    Whether the price at which the personal securities transaction was effected was more  advantageous  than the price at which the Client  transaction  in question was effected.

The type of  sanctions  to be imposed  include,  but are not limited to, oral or written  warnings,  trade  reversals,  disgorgement of profits,  monetary fines,
suspension  or  termination  of  personal  trading   privileges  and  employment
suspension or termination.

                                   Appendix A

                        Appendix A - Beneficial Ownership

     You should carefully read this Appendix A to determine  securities that are deemed to be beneficially  owned by you for purposes of the Code. The definition of "Beneficial Ownership" for purposes of the Code is very broad and may include securities  you would not  intuitively  consider to be owned by you.  You should review this entire  Appendix A and if you have any  questions  as to whether you beneficially  own a security  for purposes of the Code,  contact the  Compliance
Department

     For purposes of this  Appendix A, the term "you"  includes  members of your immediate  family sharing the same household with you. Your  "immediate  family"
includes any child,  stepchild,  grandchild,  parent,  stepparent,  grandparent, spouse, significant other, sibling,  mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law,  or sister-in-law  (but does not include aunts and uncles,  or nieces and nephews).  The term "you" also includes any immediate family member not living in your household if the family member is  economically dependent upon you.

                                   Definitions

Beneficial  Ownership.  For  purposes  of the  Code,  you  are  deemed  to  have
"Beneficial  Ownership" of a security if you have:  (i) a Pecuniary  Interest in such security and  Influence or Control over such security or (ii)  Influence or
Control over such security and such  Influence or Control arises outside of your regular employment duties.

Pecuniary  Interest.  The  term  "Pecuniary  Interest"  means  the  opportunity, directly  or  indirectly,  to  profit  or share  in any  profit  derived  from a transaction in the subject securities whether through any contract, arrangement, understanding,  relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement.  You not only have a Pecuniary  Interest in securities  held by you for your own benefit, but also securities  held  (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives,  executors,  administrators,  or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.

Influence or Control.  To have "Influence or Control" over a security,  you must have an  ability to  prompt,  induce or  otherwise  effect  transactions  in the security.  Whether you have  influence  or control over a security is based upon the facts and  circumstances of each case;  however,  the determining  factor in each case will be whether  you have an ability  to prompt,  induce or  otherwise effect transactions in the security.

        Examples of How the Definition of Beneficial Ownership is Applied

     Set forth  below are some  examples  of how the  definition  of  Beneficial
Ownership is applied in different contexts.

o    Family Holdings.  You are deemed to have Beneficial Ownership of securities held by members of your  immediate  family  sharing the same household with you. Your "immediate  family"  includes any child,  stepchild,  grandchild,
     parent,  stepparent,   grandparent,  spouse,  significant  other,  sibling,
     mother-in-law, father-in-law, son-in-law, daughter-in-law,  brother-in-law, or  sister-in-law  (but does not include  aunts and  uncles,  or nieces and nephews). You are deemed to have Beneficial Ownership of securities held by an  immediate  family  member  not living in your  household  if the family member is economically dependent upon you.

o    Partnership  and  Corporate  Holdings.  You are  deemed to have  Beneficial
     Ownership  of  securities  held by an entity  you  directly  or  indirectly control. If you are a limited partner in a partnership,  you will generally not be deemed to have  Beneficially  Ownership of  securities  held by such limited  partnership,  provided  that you do not own a  controlling  voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have
     Beneficial Ownership of such entity's securities.

o    Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise  effect  transactions  in  securities  held by the trust.  For example,  you would be deemed to have  Beneficial  Ownership of  securities held by a trust if you have the  power to  revoke  the  trust  without  the consent of another  person,  or if you have  actual or de facto  investment control over the trust.  In a typical blind trust,  you would not be deemed to have Beneficial Ownership of the securities held by the trust.

o    Estates.  You are  typically  not deemed to have  Beneficial  Ownership  of securities held by executors or  administrators in estates in which you are a legatee or beneficiary  unless,  under the facts and  circumstances,  you have the ability to prompt,  induce or otherwise effect transactions in the securities held by the estate.  You are typically deemed to have Beneficial
     Ownership  of  securities  held by an estate if you act as the  executor or administrator  of such estate and, under the facts and  circumstances,  you have the ability to prompt,  induce or otherwise effect transactions in the securities held by the estate.

o    Where You Have  Given  Investment  Discretion  to  Another  Party.  You are
     typically not deemed to have Beneficial  Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion. For example, you are not deemed to have Beneficial Ownership of securities  held in an account at the  Private  Bank or BAI if the  Private
     Bank or BAI  exercises  sole  investment  discretion  with  respect to such securities.

o    Where You Have Received Investment Discretion from Another Party Outside of
     Your Employment.  You are typically deemed to have Beneficial  Ownership of securities  held in an account or other  vehicle if you manage such account or other  vehicle  outside of your  employment,  even if you do not have an economic interest in such securities.  For example,  you are deemed to have
     Beneficial  Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account.  Similarly, you are deemed to have  Beneficial  Ownership of securities  held in an Education Trust if you have an ability to prompt,  induce or otherwise effect  transactions in such securities,  even if you do not have an economic interest in the asset of the trust.

                            Appendix B - Definitions

Terms used in this Code that are capitalized and bolded have a special  meaning.
To understand the Code,  you need to understand  the  definitions of these terms below.

"Automatic  Investment  Plan"  means a plan or other  program  in which  regular periodic  purchases or withdrawals are made  automatically in or from investment accounts in accordance with a pre-determined schedule and allocation.  These may include payroll deduction plans, issuer dividend reinvestment  programs,  401(k)
automatic  investment  plans,  or the annual  vesting of units into  shares in a
Mutual Fund Incentive Program.

"BAC" means Bank of America Corporation and its affiliates.

"BAC Retirement Plan" means any retirement plan sponsored by BAC for the benefit of its employees.

"Being  Considered  for Purchase or Sale" - a security is being  considered  for purchase or sale when a  recommendation  to purchase or sell a security has been made and communicated or, with respect to the person making the  recommendation, when such person decides to make the recommendation.

"Beneficial  Ownership"  has the  meaning set forth in Appendix A, and refers to securities  not only held by a Covered  Person for his or her benefit,  but also held by others  for his or her  benefit in an  account  over  which the  Covered
Person has Influence or Control.

"CCO" means CWAM's Chief Compliance Officer or his/her designee.

"Client" means any entity to which CWAM provides financial services.

"Client Account" means any investment  management account or fund for which CWAM acts as investment advisor or sub-advisor.

"Closed-end  Fund" refers to a registered  investment  company  whose shares are publicly traded in a secondary market rather than directly with the fund.

"Company-Directed  401(k) Plan" means a 401(k) plan that offers a limited number of  investment  options  consisting  solely of mutual funds in which one directs their  investments.  A 401(k) plan  whereby  the  participant  may direct  stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

"Covered  Person"  is a person  to whom  this Code  applies,  including  but not limited to CWAM officers, employees, and support partners.

"Family  Holdings"  and  "Family/Household  Member"  refer to immediate  family, sharing the same  household as a Covered  Person,  or a family member outside of the household who is economically dependent on the Covered Person.

"Federal  Securities Laws" means the Securities Act of 1933 (15 U.S.C.  77a-aa), the Securities  Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act
of 2002 (Pub. L. 107-204,  116 Stat. 745 (2002)),  the Investment Company Act of
1940 (15 U.S.C 80a), the Investment  Advisers Act of 1940 (15 U.S.C. 80b), Title
V of the  Gramm-Leach-Bliley  Act (Pub. L. No. 106-102,  113 Stat. 1338 (1999)),
any  rules  adopted  by the  Commission  under any of these  statutes,  the Bank
Secrecy  Act (31  U.S.C.  5311  -5314;  5316 - 5332) as it  applies to funds and investment  advisers,  and any rules adopted  thereunder by the  Securities  and
Exchange Commission or the Department of Treasury.

"Influence  or Control" has the meaning set forth in Appendix A, and refers to a person's direct or indirect ability to affect the management of securities.

"Investment  Account"  means an account  comprising  all or a part of a person's portfolio, held with a broker-dealer,  bank, fund company, insurance company, or other entity capable of administering holdings of securities and funds on behalf of a client.

"Investment  Person" refers to a Covered Person whose knowledge and influence on
Client  Accounts as a portfolio  manager or research  analyst  necessitates  the imposition of additional obligations and responsibilities under the Code.

"IPO"  generally  refers to a  company's  first  offer of shares to the  public.
Specifically,  an offering of securities  registered under the Securities Act of
1933, the issuer of which, immediately before the registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange
Act of 1934.

"Late Trading" is the illegal trading of mutual funds wherein an order is placed after the fund is closed  for the day and the  transaction  is priced  using the closing price for that day.

"Limited  Offering"  generally  refers to an offering of securities  that is not offered to the public and includes an offering that is exempt from  registration under  the  Securities  Act of 1933  pursuant  to  Sections  4(2) or 4(6) of, or
Regulation D under, the Securities Act of 1933.

"Market Timing" is the repeated buying, selling, or exchanging of fund shares by an  individual  or entity  within  short  periods of time to take  advantage  of short-term  differentials  in the net asset values of such funds.  This practice can occur in  direct  purchases  and  sales of fund  shares,  or  through  rapid reallocation of funds held in 401(k) plans or variable annuity or life policies.

"Reportable  Fund" means shares of any open-end mutual fund registered under the
Investment  Company Act, other than money market funds or other  short-term bond funds,  whose  investment  adviser,  sub-adviser  or  principal  underwriter  is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia
Management  Advisors,  LLC,  Columbia  Management  Distributors,  Inc.,  Marsico
Capital Management, LLC, Banc of America Capital Management (Ireland),  Limited,
Columbia Wanger Asset Management L.P.,  United States Trust Company,  NA, or UST
Advisers, Inc. A list of Reportable Funds as of the date of the last revision of this Code is attached hereto as Appendix D.

"Reportable Security" includes corporate  securities,  Closed-end Funds, options on securities,  warrants, rights, exchange traded funds, foreign government debt
obligations,   and  municipal  securities,   including  529  Plans.   Reportable
Securities  therefore include anything that is considered a "security" under the
Investment Advisers Act, but do not include:

1.   Direct obligations of the United States Federal Government.

2.   Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments, including repurchase agreements.

3.   Insurance company general accounts (short-term cash equivalent options of a variable life insurance policy).

4.   Shares of a money market fund or other short-term income or short-term bond funds.

5.   Shares of any open-end  mutual fund,  including  any shares of a Reportable
     Fund.

6.   Futures  and  options on futures.  However,  a proposed  trade in a "single stock  future" (a security  future  which  involves a contract for sale for
     future   delivery  of  a  single   security)   is  subject  to  the  Code's
     pre-clearance requirement.

     If you  have any  question  or  doubt  about  whether  an  investment  is a
Reportable Security under this Code, ask Compliance.

                    Appendix C - Other CWAM and BAC Policies

o    CWAM Statement of Operations and Supervisory Procedures Manual

o    CWAM Information Wall Policy

o    CWAM Misuses of Material Nonpublic Information Policy

o    CWAM Portfolio Holdings Disclosure Policy

o    Bank of America  Corporation  Code of Ethics and General  Policy on Insider
     Trading

o    Bank  of  America  Global  Wealth  and  Investment   Management   Associate
     Designated Brokerage Account Policy

o    Bank of America  Policy on Excessive  Trading and Market Timing in the Bank
     of America Retirement Plans

o    Bank  of  America  Global  Wealth  and  Investment   Management  Gifts  and
     Hospitality Policy

                          Appendix D - Reportable Funds

"Reportable  Fund" means shares of any open-end mutual fund registered under the
Investment  Company Act, other than money market funds or other  short-term bond funds,  whose  investment  adviser,  sub-adviser  or  principal  underwriter  is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia
Management  Advisors,  LLC,  Columbia  Management  Distributors,  Inc.,  Marsico
Capital Management, LLC, Banc of America Capital Management (Ireland),  Limited,
Columbia Wanger Asset Management L.P.,  United States Trust Company,  NA, or UST
Advisers, Inc.

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc.

Columbia Funds
Banc of America Retirement 2005 Portfolio
Banc of America Retirement 2010 Portfolio
Banc of America Retirement 2015 Portfolio
Banc of America Retirement 2020 Portfolio
Banc of America Retirement 2025 Portfolio
Banc of America Retirement 2030 Portfolio
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio
CMG Core Bond Fund
CMG Enhanced S&P 500 Index Fund
CMG High Yield Fund
CMG International Stock Fund
CMG Large Cap Growth Fund
CMG Large Cap Value Fund
CMG Mid Cap Growth Fund
CMG Mid Cap Value Fund
CMG Small Cap Growth Fund
CMG Small Cap Value Fund
CMG Small/Mid Cap Fund
CMG Strategic Equity Fund
Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Asset Allocation Fund
Columbia Asset Allocation Fund II
Columbia Asset Allocation Fund, VS
Columbia Balanced Fund
Columbia California Intermediate Municipal Bond Fund
Columbia California Tax-Exempt Fund
Columbia Common Stock Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Conservative High Yield Fund
Columbia Convertible Securities Fund
Columbia Core Bond Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Federal Securities Fund
Columbia Federal Securities Fund, VS
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Global Value Fund
Columbia Greater China Fund
Columbia High Income Fund
Columbia High Yield Fund, VS
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Fund, VS
Columbia International Stock Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund
Columbia Large Cap Growth Fund, VS
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Large Cap Value Fund, VS
Columbia Liberty Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Marsico 21st Century Fund
Columbia Marsico 21st Century Fund, VS
Columbia Marsico Focused Equities Fund
Columbia Marsico Focused Equities Fund, VS
Columbia Marsico Growth Fund
Columbia Marsico Growth Fund, VS
Columbia Marsico International Opportunities Fund
Columbia Marsico International Opportunities Fund, VS
Columbia Maryland Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia Masters Global Equity Portfolio
Columbia Masters Heritage Portfolio
Columbia Masters International Equity Portfolio
Columbia Mid Cap Growth Fund
Columbia Mid Cap Growth Fund, VS
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Mid Cap Value Fund, VS
Columbia Multi-Advisor International Equity Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia North Carolina Intermediate Municipal  Bond Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Real Estate Equity Fund
Columbia Rhode Island Intermediate Municipal Bond
Columbia S&P 500 Index Fund, VS
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund I
Columbia Small Cap Value Fund II
Columbia Small Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Strategic Income Fund
Columbia Strategic Income Fund, VS
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia Thermostat Fund
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund
Columbia Virginia Intermediate Municipal Bond Fund
Columbia World Equity Fund
Corporate Bond Portfolio
Mortgage and Asset Backed Portfolio
AEGON/Transamerica Series Trust
ATST Marsico Growth Fund
AIG - SunAmerica Series Trust
Technology Portfolio
Allianz Life Advisers, LLC - Allianz Variable Insurance Products Trust
AZL Columbia Technology Fund
ING USA Annuity and Life Insurance Company - ING Partners, Inc.
ING Columbia Small Cap Value II Portfolio
Merrill Lynch Global Selects Portfolios PLC
North American High Yield Portfolio II (Irish UCITS Fund)
Pacific Life - Pacific Select Fund
Technology Portfolio
Transamerica IDEX Mutual Funds
TA IDEX Marsico International Growth Fund
TA IDEX Marsico Growth Fund

Columbia Wanger Asset Management, L.P.

Columbia Funds
Columbia Acorn Fund
Columbia Acorn USA
Columbia Acorn Select
Columbia Acorn International
Columbia Acorn International Select
Columbia Thermostat
Optimum Funds
Optimum Small Cap Growth
RiverSource Funds
RiverSource International Aggressive Growth
Wanger Funds
Wanger US Smaller Companies
Wanger Select
Wanger International Small Cap
Wanger International Select
Wanger US Smaller Companies
Wanger European Smaller Companies

Marsico Capital Management, LLC

AEGON/Transamerica Series Trust
ATST Marsico Growth Fund
American Skandia Trust
AST Marsico Capital Growth Portfolio
AST Advanced Strategies Portfolio
AST International Growth Portfolio
AXA Enterprise Funds Trust (AEFT)
Capital Appreciation Fund
AXA Enterprise Multimanager Funds Trust
AXA Enterprise Multimanager International Equity Fund
AXA Premier VIP Trust
AXA Premier VIP International Equity Portfolio
AXA Premier VIP Aggressive Equity Portfolio
Columbia Fund Variable Insurance Trust I
Columbia Marsico Focused Equities Fund, Variable Series (VS)
Columbia Marsico Growth Fund, Variable Series
Columbia Marsico 21st Century Fund, Variable Series
Columbia Marsico International Opportunities Fund, Variable Series
Columbia Funds
Columbia Marsico Focused Equities Master Portfolio
Columbia Marsico Growth Master Portfolio
Columbia Marsico 21st Century Master Portfolio
Columbia Marsico International Opportunities Master Portfolio
Columbia Multi-Advisor International Equity Master Portfolio
Counsel Group of Funds
Counsel Select America (Canadian Fund)
Discovery Group of Funds (Luxembourg)
Global
North America Large Cap
North America Large Cap Ethical GES
(The) Diversified Investors Funds Group
Diversified Investors Equity Growth Fund
EQ Advisors Trust
EQ/Marsico Focus Portfolio
Russell Investment Company
Equity I Fund
Diversified Equity Fund
International Fund
International Securities Fund
Russell Investment Company II PLC
US Growth Fund (Irish UCITS Fund)
Multi-Style, Multi-Manager Funds PLC [Russell]
The U.S. Equity Fund (Irish UCITS Fund)
GuideStone Funds
Growth Equity Fund
Harbor Funds
Harbor International Growth Fund
ING Investors Trust
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
Jefferson Pilot Variable Fund, Inc.
International Equity Portfolio
John Hancock Funds II
International Opportunities Fund
John Hancock Trust
International Opportunities Trust
(The) Marsico Investment Fund
Marsico Focus Fund
Marsico Growth Fund
Marsico 21st Century Fund
Marsico International Opportunities Fund
Marsico Flexible Capital Fund
Masters Select Funds Trust
Masters Select International Fund
Merrill Lynch FDP Series
Marsico Growth FDP Fund
Merrill Lynch Global Selects Portfolios PLC
North American Large Cap Growth Portfolio III (Irish UCITS Fund)
MLIG Variable Insurance Trust
Roszel/Marsico Large Cap Growth Fund
Optimum Fund Trust
Optimum Large Cap Growth Fund
Prudential Series Fund, Inc.
Prudential Series Fund Global Portfolio
Prudential Series Fund International Growth Portfolio
RiverSource Funds
RiverSource International Equity Fund
Skandia Global Funds PLC
Skandia - US Capital Growth Fund (Irish UCITS Fund)
Strategic Partners Mutual Funds, Inc.
Strategic Partners Capital Growth Fund
SunAmerica Focused Series, Inc.
Focused Large Cap Growth Portfolio
Focused Growth and Income Portfolio
Focused International Equity Portfolio
SunAmerica Seasons Series Trust
Focus Growth Portfolio
Focus Growth and Income Portfolio
SunAmerica Series Trust
Marsico Growth Portfolio
Target Asset Allocation Funds
Target Conservative Allocation Fund
Target Moderate Allocation Fund
Taret Growth Allocation Fund
(The) Target Portfolio Trust (Prudential Financial)
Large Capitalization Growth Portfolio
Transamerica IDEX Mutual Funds
TA IDEX Marsico Growth Fund
TA IDEX Marsico International Growth Fund
UBS Pace Select Advisors Trust
UBS PACE Large Company Growth Equity Investments
USAA Mutual Fund, Inc.
Growth Fund
Aggressive Growth Fund

United States Trust Company, National Association and UST Advisers, Inc.

Excelsior Blended Equity Fund
Excelsior California Short-Intermediate Term Tax-Exempt Income Fund
Excelsior Core Bond Fund
Excelsior Emerging Markets Fund
Excelsior Energy & Natural Resources Fund
Excelsior Equity Income Fund
Excelsior Equity Opportunities Fund
Excelsior High Yield Fund
Excelsior Intermediate-Term Bond Fund
Excelsior Intermediate-Term Tax-Exempt Fund
Excelsior International Equity Fund
Excelsior International Fund
Excelsior Large Cap Growth Fund
Excelsior Long-Term Tax-Exempt Fund
Excelsior Mid Cap Value & Restructuring Fund
Excelsior New York Intermediate-Term Tax-Exempt Fund
Excelsior Pacific/Asia Fund
Excelsior Real Estate Fund
Excelsior Small Cap Fund
Excelsior Value & Restructuring Fund
John Hancock Funds Trust II
John Hancock Value and Restructuring Portfolio
John Hancock Trust
John Hancock Value and Restructuring Portfolio

                          Appendix E - Reporting Forms

                             INITIAL HOLDINGS REPORT
                           AND POLICY ACKNOWLEDGEMENTS
                   For New CWAM Covered and Investment Persons

Please  complete  this form and  submit it to the  Compliance  Department  (37th floor) no later  than 10 days  after you  become a  Covered  Person of  Columbia
Wanger Asset Management.

YOU MUST  REPORT:  all  investment  accounts,  holding  or  capable  of  holding
Reportable  Securities  or  Reportable  Funds,  in which  you  have  "Beneficial
Ownership,"  and  investment  discretion,   influence  or  control.  "Beneficial
Ownership" includes shares held in your name and/or the name of (1) your spouse,
(2) your minor children,  (3) your adult children and relatives who live in your home,  (4) any nominee or other person if you can reacquire  title now or in the future, (5) any trust or estate for which you are trustee or executor. (See Page
21 for further clarification)

YOU NEED NOT REPORT: BAC Retirement Plans,  Company-Directed  401(k) Plans (that cannot hold Reportable  Funds or Reportable  Securities),  accounts in which you have "Beneficial Ownership" but not investment discretion, influence or control,
US Government Securities,  commercial paper, certificates of deposit, repurchase agreements,  banker's acceptance, and any other money market instruments,  index options,  and  mutual  funds  not  advised  or  controlled  by Bank  of  America
Corporation.

Name (please print):  _________________________________________________________
1.  Code Classification

          I understand that for purposes of the Code I am classified as:

          /_/    A Covered Person

          /_/    An Investment Person

2.  Personal Holdings

          /_/    Neither I, nor any member of my Family/Household, have Beneficial
               Ownership  of  Investment  Accounts or  Personal  Holdings of any
               Reportable Securities or Reportable Funds.

          /_/   I  and/or  a  member  of  my  Family/Household   have  Beneficial
               Ownership of an Investment  Account,  but this Investment Account is not subject to my (or my  Family/Household  member's)  control and discretion.

          /_/   I  and/or  a  member  of  my  Family/Household   have  Beneficial
               Ownership  of  Investment   Accounts  or  Personal   Holdings  of
               Reportable Securities and/or Reportable Funds, and these holdings are subject to my (or my  Family/Household  member's) control and discretion.*

3.    Initial Certification

          /_/   I have read the Code, and will keep a copy for future  reference.
               I  understand  my  responsibilities  under  the Code and agree to comply with all of its terms and  conditions.  In  particular,  I understand  that the Code applies to me and to all investments in which I have  Beneficial  Ownership,  as well as  investments  in which members of my Family/Household have Beneficial Ownership.

          /_/   I have  read the CWAM  Policy &  Procedures  Concerning  Material
               Non-Public  Information,  Information Wall Policy,  and Portfolio
               Holdings  Disclosure  Policy and  understand my  responsibilities under these policies and agree to comply with these policies.

          All  information  provided in this Form A is true and  complete to the best of my knowledge.

Signature: _______________________________ Date: _____________________

*    Please provide photocopies of the most recent statements from your reported accounts and holdings.

                  QUARTERLY PERSONAL SECURITIES
                  TRANSACTIONS REPORT
                  FOR CWAM COVERED AND INVESTMENT PERSONS

Please  complete  this form and  submit it to the  Compliance  Department  (37th floor) no later than 25 days after each  quarter-end  (March,  June,  September,
December).

YOU MUST REPORT: all new reportable accounts and transactions (whether voluntary or automatic) in Reportable  Securities and  Reportable  Funds of which you have
"Beneficial  Ownership." "Beneficial Ownership" includes shares held in the name of (1) your  spouse,  (2) your  minor  children,  (3) your  adult  children  and relatives  who live in your home,  (4) any  nominee  or other  person if you can reacquire title now or in the future,  (5) any trust or estate for which you are trustee or executor.

YOU NEED NOT REPORT: Transactions in accounts, funds and securities that are not subject to initial  reporting  requirements  such as: US Government  Securities, commercial  paper,  certificates  of deposit,  repurchase  agreements,  banker's acceptance,  and any other money market instruments,  index options,  and mutual funds not advised or controlled by Bank of America Corporation.

Name (please print):  ____________________________________________________________________________

Status:  /_/ Covered Person   /_/ Investment Person

For Quarter:  /_/1  /_/2  /_/3   /_/4    Year: ______

         1.  Transactions  (Please check one.)

               /_/    I have made no reportable transactions during this quarter.

               /_/   I have made reportable transactions during this quarter.*

         2.  Statements  (Please check all that apply.)

               /_/   I have no reportable accounts and, as such, no statements to submit.

               /_/   Duplicate  statements  are sent directly to Compliance  from the broker or dealer.

               /_/   I have provided photocopies of account statements.

         3.  New Accounts (Please check one.)

               /_/    I have not opened a new account during the quarter.

               /_/    I have opened a new account(s) during the quarter.**

Signature: ______________________________           Date:_______________________

*    Such  transactions  should  appear in statements  submitted to  Compliance.
     Please use the reverse side of this form to describe any transactions  that do not appear on submitted statements

**   Please submit the following  information  to  Compliance:  Name on Account,
     Institution Name, Account Number, and Date Account was Opened.

                  ANNUAL RECERTIFICATION
                  Code of Ethics, Policy Concerning Material Non-Public
                  Information, & Personal Holdings

     Please  complete  Sections 1-3 of this form and submit it to the Compliance
     Department (37th floor) no later than 25 days after the year-end.

Name (please print):  ________________________________

Status: /_/ Covered Person  /_/Investment Person

1.   Code of Ethics
     (Please initial both affirmations.)

     A.   I have read the Code,  and will keep a copy for  future  reference.  I understand my responsibilities under the Code and agree to comply with all of its terms and conditions.  In particular, I understand that the
          Code applies to me and to all  investments in which I have  Beneficial
          Ownership,   as  well  as   investments   in  which   members   of  my
          Family/Household have Beneficial Ownership.

                                                   Initials:  ___________

     B.   I hereby certify that during the year covered by this report  December
          31, _______ , I complied with all applicable  requirements of the Code and have  reported  to  Compliance  all  transactions  required  to be reported under the Code. *

                                                   Initials:  ___________

*    Please  describe  Code  violations  or  instances  of  non-compliance  on a separate attachment.

2.  Additional CWAM Policies
     (Please initial the following affirmation.)

     A.   I  have  read  the  CWAM  Statement  of  Operations  and   Supervisory
          Procedures Manual (and its Appendices,  including: Policy & Procedures
          Concerning Material Non-Public  Information,  and the Information Wall
          Policy),  and  the  CWAM  Portfolio  Holdings  Disclosure  Policy  and
          understand my  responsibilities  under these policies and  acknowledge compliance with these policies.

                                                   Initials:  ____________

3.  Personal Holdings & Exemptions
    (Please check all that apply.)

     /_/   Neither  I, nor any  member of my  Family/Household,  have  Beneficial
          Ownership  of  Investment   Accounts  or  Personal   Holdings  of  any
          Reportable Securities or Reportable Funds.

     /_/   I and/or a member of my Family/Household  have Beneficial Ownership of an Investment  Account,  but this Investment Account is not subject to my (or my Family/Household member's) control and discretion.

     /_/   I and/or a member of my Family/Household  have Beneficial Ownership of
          Investment  Accounts or Personal  Holdings  of  Reportable  Securities
          and/or  Reportable  Funds, and these holdings are subject to my (or my
          Family/Household  member's)  control and discretion.  (Please list all such accounts/holdings on a separate attachment.)

All  information  provided in this Form C is true and complete to the best of my knowledge.

Signature:  ____________________________________    Date:  _________________

                           COLUMBIA WANGER ASSET MANAGEMENT
                           MULTI-APPROVAL FORM

ATTENTION:  To ensure efficient processing,  submit the completed form via email to: Joe LaPalm or Bruce Lauer.

     SECTION I: REQUIRED - COMPLETE OR CHECK ALL OF THESE REQUIRED FIELDS.
-------------------------------------------------- ----------------------------
   Name                                               Date
-------------------------------------------------- ----------------------------

      SECTION II: IPO. HEDGE FUND OR PRIVATE PLACEMENT TRANSACTION REQUEST
                                  FOR APPROVAL

--------------------------------------------------------------------------------
Security name / description:            Broker-Dealer handling the transaction:
--------------------------------------------------------------------------------

Your relationship to the offering:      Is the security eligible for accounts in
                                        which you are associated?  If not, where
                                        will the security be held?
--------------------------------------------------------------------------------

How did you hear about it?              Other relevant information & attach
                                        documentation:
--------------------------------------------------------------------------------

What is the principal amount of your requested transaction?
--------------------------------------------------------------------------------

   SECTION III: BANK OF AMERICA AFFILIATE ADVISED CLOSED-END FUND TRANSACTION
                              REQUEST FOR APPROVAL
--------------------------------------------------------------------------------
Security name / description:                 Broker-Dealer handling the
                                             transaction:
--------------------------------------------------------------------------------

What is your relationship to the offering?   Is the security eligible for
                                           accounts in which you are associated?
                                             If not, where will the security be
                                             held?

--------------------------------------------------------------------------------
What is the principal amount of your         Other relevant information & attach
requested transaction                        documentation:
----------------------------------------------------------------- --------------

SECTION IV: OFFICER/DIRECTOR OF PUBLIC COMPANY REQUEST FOR APPROVAL
--------------------------------------------------------------------------------
   Are you an Investment Person?     YES  or  NO      Position being requested:
   Firm Name:

-------------------------------------------------------------------------------------------------------------------------
   Expected time period for position being held:      Explain how the position
                                                      would not be a conflict
                                                      and other relevant
                                                      information & attach
                                                      documentation:
-------------------------------------------------------------------------------------------------------------------------

                               Compliance Decision
--------------------------------------------------------------------------------
o        Permission to Grant Approval to the Code Requirement:

   __________  YES         __________  NO

Effective date:  __________________   Manager Approval  ________________________

   Compliance Approval:  _______________________________________

--------------------------------------------------------------------------------

================================================================================
   For Compliance Purposes Only:
================================================================================

Date Compliance Received: ___________  Compliance Officer Handling: ________

Date Compliance Responded: ___________

Date Associate Notified:__________     Method of Reporting to Associate: _______

Multi-Approval Form